EX 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of China Du Kang Co., Ltd. Corporation (the "Company") on Form  10-K  for the period ending December 31, 2009 has filed with the Securities and Exchange Commission  on the date hereof (the "Report"),  I,  Liu Su Ying,  Chief Financial Officer  of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906  of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The  information  contained  in the Report fairly presents, in all material respects, the financial condition  and  result  of  operations  of the Company.

Name & Title	Date

/s/ Liu Su Ying

Chief Financial Officer (Principal
Financial Officer)	January 24, 2011